SECURITY AGREEMENT

Between

FIBERCORE JENA GMBH (hereinafter "FC")
a corporation organized and existing under the laws of the Federal Republic of Germany with its corporate seat in Jena/Germany having its office at Goschwitzer Stra(beta)e 20, 07745 Jena/Germany

and

CRESCENT INTERNATIONAL LTD. (hereinafter "CI"), an entity organized and existing under the laws of Bermuda, having its offices at Clarendon House, 2 Church Street, Hamilton H11, Bermuda



This Security Agreement (this "Agreement") is entered into as of the *** day of June, 2000, by and between FC and CI.

Whereas the parties are entering into this Agreement in connection with that certain Securities Purchase Agreement, dated June 8, 2000 (the "Securities Purchase Agreement") between CI and FiberCore, Inc., a Nevada corporation and the parent company and sole shareholder of FC, covering, inter alia, convertible notes in the aggregate nominal amount of up to $7.5 million US dollars, issued by FiberCore, Inc. in favor of CI (the "Convertible Notes") which shall be secured by the assets owned by FC listed on Attachment A hereto (the "Collateral") (all capitalized terms used and not otherwise defined herein shall have their respective meanings set forth in the Securities Purchase Agreement).

NOW, THEREFORE the parties agree as follows:

1. FC herewith grants to CI a security interest in the Collateral, according to the terms and conditions of this Agreement , for the purpose of securing all actual, contingent, present and future claims, including damage claims, of CI against FiberCore, Inc. with respect to the fulfillment - or any consequence of non-fulfillment - of all of FiberCore, Inc.'s obligations arising out of or with respect to the Convertible Notes (as amended, supplemented or novated) (the "Secured Obligations").

2. In order to secure the Secured Obligations, FC transfers to CI ownership of the Collateral for security purposes (Sicherungsubereignung). All assets comprising part of the Collateral are tangible and non-fixed assets. CI hereby accepts such transfer of ownership of the Collateral for security purposes.

     All assets comprising the Collateral are located at FC's plant in Goschwitzer Stra(beta)e 20, 07745 Jena/Germany, except the "CVD 4 - Anlage", equipment no. 4273000, which is located at the R & D Department of FC in Carl-Zei(beta)-Promenade 10, 07745 Jena/Germany . The assets are identified on Attachment A by the name or description of each item and its listed equipment number(s), which are marked on each respective item.

     Pursuant to an agreement dated October 25, 1996 , as amended, supplemented or novated, FC has in connection with a capital investment loan from AMP to FiberCore Inc. in the amount of US$ 3,000,000, granted to Tyco Electronics Corporation, formerly AMP Incorporated ("AMP"), a security interest in its current and future assets, up to 125% of the principal amount of the loan (the "AMP Security Interest"). By a letter dated June 6, 2000, which is attached to this Agreement as Attachment B, AMP has released the AMP Security Interest.

3. The transfer of possession of the Collateral shall be effected in such a way that FC shall retain possession of the Collateral on behalf of CI, in custody at no cost or charge therefor. In the event any third party obtains actual possession of the Collateral or any part thereof, FC shall use commercially reasonable efforts to repossess any Collateral held by such third party, and hereby assigns to CI its present and future claims for repossession. CI hereby accepts such assignment.

4.
     a) FC is revocably entitled to dispose of the Collateral provided that any such disposition takes place in the due course of business of FC and pursuant to an arm's length transaction with a party unrelated to FC.

     b) As long as no Event of Default (as such term is defined in the Convertible Notes) has occurred, FC is entitled to use the Collateral in the due course of its business. FC is required to appropriately maintain the Collateral in order to keep it in good and usable condition and function. All costs and efforts relating to the maintenance of the Collateral shall be borne by FC.

     c) FC shall adequately insure the assets at its own expense, and shall provide evidence of such insurance to CI on the Closing Date and upon reasonable demand by CI.

     d) FC is required to substitute any items of the Collateral which are, for whatever reason, damaged or destroyed, disposed of pursuant to
          Section 4(a) above, or replaced in the ordinary course of business. In such event, FC will transfer to CI the ownership for security purposes of the assets comprising the substituted Collateral (the "Substituted Assets"),according to the terms and conditions of this Agreement. The parties are aware that a transfer in accordance with the preceding sentences constitutes a claim by CI to transfer of ownership for security purposes with respect to such Substituted Assets, but such transfer of ownership is not legally effected by this Agreement. FC and CI agree that upon the substitution of any Collateral, FC and CI shall amend Attachment A to this Agreement to include the Substituted Assets in the Collateral subject to this Agreement.

5. The parties are aware that the lessor of the premises and facilities of FC located at FC's principal address first set forth above holds a statutory prior lien on the Collateral, to the extent of its claims arising from the lease agreements relating to such premises and facilities. The payment obligations of FC under such lease agreements amount to Euro27,500 per month, and no payments due under such lease agreements are currently in arrears. Upon demand of CI, FC will on the Closing Date and from time to time provide evidence to CI that it has settled all current liabilities arising out of the lease agreements relating to said premises and facilities.

     Furthermore, in the event of any breach by FC of its obligations arising under said lease agreements (a "Breach"), which Breach might entitle the lessor to enforce its statutory lien, CI may, at its discretion, on behalf of and for the account of FC settle any liabilities or claims arising out of such Breach,. In such event CI may assert a claim for immediate reimbursement by FC for any costs and expenses incurred with respect to any actions taken by it in accordance with the preceding sentence, and the security interest in the Collateral under this Agreement shall be extended to any amounts for which CI asserts a reimbursement claim. If any such Breach occurs, FC will immediately inform CI thereof in writing.

6. FC represents and warrants to CI and its successors and assigns, such representations and warranties being an independent guarantee (selbstandiges Garantieversprechen), that as of the Closing Date:

     (a) Except to the extent that any part of the Collateral is a fixture of the land on which such Collateral is located (unless such part is a Scheinbestandteile within the meaning of sec. 95 para. 1 of the German Civil Code) FC holds title to and may freely dispose of any of the Collateral, and of any of the claims assigned hereunder (the "Claims"), and is the owner of the Collateral and the Claims, free and clear of all encumbrances and competing security interests of any third parties whatsoever.

     (b) The Collateral and the Claims have not previously been transferred to any third party.

     (c) Except as provided in the next paragraph, FC has full power, authority and legal right to execute and perform its obligations under this Agreement, and to transfer and grant a security interest over the Collateral and the Claims pursuant to this Agreement. The execution and performance of this Agreement and the transfer of the Collateral and the Claims hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation, any provision of FC's organizational and governing documents, any judgment, decree or order of any tribunal, or any agreement or instrument to which FC is a party or by which it or any of its property is bound or affected, or constitute a default thereunder.

          The parties to this Agreement are aware of the current negotiations with the Kreditanstalt fur Wiederaufbau (KFW) and the Berliner Bank as to the need to obtain KFW's and/or Berliner Bank's consent to this Agreement.

7. CI may at its own expense, except for any inspection occurring prior to the date hereof, which shall be at the expense of FiberCore, Inc., inspect the Collateral within due business course from time to time, or may appoint an agent to inspect the Collateral. FC will give any necessary information for the purpose indicated and will grant CI or its agent access to any premises and facilities in which the Collateral is located.

8. Subject to Section 5 above, upon the occurrence of an Event of Default under the Convertible Notes or a breach by FC of any of its obligations arising under this Agreement, CI may enter the premises, take possession of the Collateral and enforce the Collateral

     In any event, CI will enforce the Collateral only to the extent necessary to settle any claims by CI against FiberCore, Inc. arising out of an Event of Default.

     CI agrees, subject to Section 8 below, to release proceeds from the enforcement of the Collateral if and to the extent that this Agreement constitutes an up-stream or cross-stream granting of collateral and that the application of the proceeds toward the Secured Obligations would otherwise lead to the situation that FC does not have sufficient assets to maintain its stated share capital (Stammkapital) in accordance with Sections 30 and 31 of the German Limited Liability Companies Act ("GmbHG"), provided that for the purposes of the calculation of the amount to be released (if any), FC's balance sheet shall be adjusted so that loans provided to FC by any Affiliate of FiberCore, Inc., to the extent such loans are subordinated or qualify under Section 32a GmbHG, shall be disregarded.

     In addition, in a situation where FC does not have sufficient assets to maintain its capital (Stammkapital), FC shall realize, if and to the extent legally permitted and, acting reasonably in respect of FC's businessany and all of its assets that are shown in the balance sheet with a Book Value (Buchwert) that is significantly lower than the market value of the asset if such asset is not necessary for FC's business (betriebsnotwendig). FC agrees to take any measures which are possible under applicable law (including, without limitation, realization of set-off claims) to avoid that the realization of the Collateral under this Agreement causes FC's net assets to be reduced below the amount of its registered share capital which is protected by sections 30 and 31 GmbHG.

     CI may, in a commercially reasonable manner, enforce the Collateral through a private sale, either in its own name or in the name of FC. Following such sale, CI will distribute to FC any proceeds from such sale in excess of amounts required to satisfy any claims against FiberCore, Inc. under the Convertible Notes, as well as any costs relating to such sale . The costs of any enforcement proceedings hereunder shall be borne by FC.

9. CI shall retransfer the ownership of the Collateral to FC upon satisfaction of the condition precedent that FiberCore, Inc. has irrevocably fulfilled all of its obligations arising out of the Convertible Notes, including, but not limited to, the repayment of the principal amount of the Convertible Notes and any interest or penalties due thereon, and the delivery of shares of Common Stock of FiberCore, Inc. in the event of a conversion of the Convertible Notes, in whole or in part. FC shall accept such retransfer of ownership.

     Upon (i) any complete or partial conversion of the Convertible Notes as provided in Article 3 or section 2.5 thereof, or (ii) any complete or partial redemption of the Convertible Notes as provided in Section 2.4 or
     Section 2.5 thereof, CI shall release the Collateral (Sicherheitenfreigabe) by an amount proportional to the principal amount of the Convertible Notes so converted or redeemed; provided, however, that CI shall be required to release the Collateral only if and to the extent the Effective Collateral (as such term is defined in the Convertible Notes) on the applicable Conversion Date or Redemption Date exceeds 120% of the outstanding principal amount of the Convertible Notes following such conversion or redemption. FiberCore, Inc., shall have the right to determine from which assets the Collateral shall be released,shall give written notice to CI describing such assets within fourteen (14) calendar days of such release and shall amend Attachment A to this Agreement to reflect such release.

     The Book Value of the Collateral shall be the aggregate Book Value as set forth on Attachment A to this Agreement provided, however, that the Book Value of the Collateral shall decrease by an aggregate amount of $150,000 per month on the first calendar day of each month, on and after July 1, 2000.

10. In the event of a change in ownership of the stock of FC or a change in the legal structure of either of one of the parties hereto or of FiberCore, Inc. this Agreement shall remain in full force and effect.

     CI may transfer any security interests arising under this Agreement in whole or in par to an Affiliate of CI, provided thatthe Convertible Notes are simultaneously and proportionately assigned to such Affiliate , and such Affiliate assumes the respective obligations of CI arising under this Agreement. CI, or its Affiliate as its successor in accordance with the preceding paragraph, shall not transfer any security interest arising under this Agreement to any third party which is not an Affiliate of CI.

11. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

          If to FC:
          FiberCore  Jena GmbH
          Goschwitzer Stra(beta)e 20
          07745 Jena/Germany
          Attention:  Lothar Brem

          Telephone:  + (49) 3641 610 150
          Facsimile:  + (49) 3641 610 101

          with a copy (which shall not constitute notice) to:

          FiberCore, Inc.
          253 Worcester Rd.
          P. O. Box 180
          Charlton, MA  01507
          Attention:  Dr. Mohd A. Aslami/Michael Beecher
          Telephone:  (508) 248-3900
          Facsimile:  (508) 248-5588

          Cadwalader Wickersham & Taft
          100 Maiden Lane
          New York, NY 10038
          Attention:  Malcolm Wattman, Esq.
          Telephone:  (212) 504-6222
          Facsimile:  (212) 504-6666

          if to the CI:

          Crescent International Ltd.
          c/o GreenLight (Switzerland) SA
          84, av Louis-Casai
          1216 Geneva, Cointrin
          Switzerland

          Attention:  Mel Craw/Maxi Brezzi
          Telephone:  +41 22 791 72 56
          Facsimile:  +41 22 929 53 94

          with a copy (which shall not constitute notice) to:

          Clifford Chance Rogers & Wells LLP
          200 Park Avenue, 52nd Floor

          New York, NY  10166
          Attention:  Sara P. Hanks, Esq./Earl S. Zimmerman, Esq.
          Telephone:  (212) 878-8000
          Facsimile:  (212) 878-8375

     Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

12. This Agreement shall be of no force or effect until such date on which (i) FC has obtained the valid written consent of KfW and Berliner Bank AG to FC entering into this Agreement, (ii) FC has delivered a copy of such valid written consent to CI, and (iii) CI has acknowledged receipt of such valid written consent.

13. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, all other provisions of this Agreement shall not be affected thereby. In such event , the parties hereto shall be required to substitute the invalid provision with such valid provision which best meets the commercial intentions of the parties. The preceding shall also apply in the event this Agreement shall be found by a court of competent jurisdiction to lack any necessary provisions.

     This Agreement shall be governed by the laws of the Federal Republic of Germany. Venue for any disputes arising between the parties out of or in connection with this Agreement shall be Frankfurt am Main/Germany.

EXECUTION PAGES

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FiberCore Jena GmbH, Jena                       Crescent  International  Ltd.,
Bermuda